Exhibit 10.2


                  AMERICAN MOLD GUARD, INC. ANNUAL REWARD PLAN

                                    ARTICLE I

                                     PURPOSE

          The purpose of the American Mold Guard, Inc. (the "Company") Annual Reward Plan (the "Plan") is to reward senior management for improving financial results that drive the creation of shareholder value, and thereby, serve to attract, motivate, reward and retain senior management talent. The Plan provides a means to link total and individual cash compensation to Company performance, as measured by Company earnings before interest, taxes, depreciation and amortization ("EBITDA") on the basis of Participant sharing in the Company's EBITDA, a demonstrated driver of shareholder value.

                                   ARTICLE II

                                  DEFINITIONS

          2.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

          "Affiliate" shall mean any Subsidiary, division or designated group of the Company.

          "Beneficiary" shall mean the person, persons, trust or trusts entitled by Will or the laws of descent and distribution to receive the benefits specified under the Plan in the event of the Participant's death prior to full payment of a Reward.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Bonus Shares" shall mean a specified number of units assigned to a Participant for a particular Plan Year that are used to calculate the Reward for such Plan Year. The value of each Bonus Share is determined by dividing the total number of Bonus Shares for all Participants into the Bonus Pool as of the and of a particular Plan Year; provided, however, that the Committee may, in its discretion, in lieu of the foregoing, establish, as of the beginning of a Plan Year, a formula pursuant to which the value of a Bonus Share can be determined at given levels of EBITDA performance, regardless of changes during such Plan Year in the aggregate number of Bonus Shares.

          "Bonus Pool" shall mean the amount available for payment of Rewards based upon the amount of EBITDA generated by the Company for a particular Plan Year as established by the committee,

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          "Cause" shall mean (i) the conviction of the Participant of a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in course of fulfilling the Participant's employment duties or (iii) the disclosure by the Participant to any unauthorized person or competitor of any confidential information or confidential knowledge as to the business or affairs of the Company.

          "CEO" shall mean the Chief Executive Officer of the Company.

          "Committee" shall mean the Compensation Committee of Directors of the Company, appointed by the Board of Directors from among its members.

          "Corporate Change" shall have the meaning ascribed in the Company's Equity Incentive Plan, as amended.

          "Deferred Payment Date" shall mean, with respect to a particular Plan Year, the last business day of February of the second and third years following the end of such Plan Year.

          "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization.

          "Key Employees" shall mean regular, full-time management employees of the Company below the Company officer level.

          "Participant Category" shall mean a grouping of Participants, as determined by the Committee, based on level of responsibility.

          "Participants" shall mean any employee of the Company or a Subsidiary who participates in the Plan pursuant to the provisions of Article III hereof.

          "Payment Date" shall mean, with respect to a particular Plan Year, the last business day of February of the year next following the end of such Plan Year.

          "Plan" shall mean the American Mold Guard, Inc. Annual Reward Plan.

          "Plan Year" shall mean the calendar year ending December 31, 2005 and each subsequent calendar year thereafter.

          "Reward" shall mean the dollar amount of incentive compensation payable to a Participant under the Plan for a Plan Year determined in accordance with Section 5.2.

          "Reward Opportunity" shall mean, with respect to each Participant, the aggregate value of such Participant's Bonus Shares.

          "Reward Schedule" shall mean the schedule setting forth the basis on which each of the Participants will share in the Bonus Pool for a particular Plan Year.

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          "Section 16 Officer" mean an officer who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

          "Subsidiary" shall mean any corporation fifty percent (50%) or more of whose voting power is owned, directly or indirectly, by the Company.

          2.2 NUMBER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.

          2.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between headings and the text of the Plan, the text shall control.

                                   ARTICLE III

                                  PARTICIPATION

          3.1 PARTICIPANTS. Employees who are Company officers as of the beginning of each Plan Year shall be Participants for such Plan Year. In addition, such other Key Employees as may be designated annually as Participants by the CEO prior to the last day of February of each Plan Year shall be Participants under the Plan for such Plan Year.

          3.2 PARTIAL PLAN YEAR PARTICIPATION. If, after the beginning of a Plan Year, an employee who was not previously a Participant is newly appointed as an officer of the Company, such employee shall become a Participant effective with such appointment or election for the balance of the Plan Year, on a prorated basis, unless the Committee shall determine, in its sole discretion, that the participation shall be delayed until the beginning of the next Plan Year. If after the beginning of the Plan Year, a person is newly hired, promoted or transferred into a position in which he or she is a Key Employee, the CEO may designate in writing such person as a Participant for the balance of such Plan Year, an a prorated basis. Contemporaneously with the promotion, demotion, reassignment or transfer of a Participant which involves a change in Participant Category, the CEO (except with respect to any action or status change involving himself or other Section 16 Officers, in which case such determination shall be made by the Committee) shall, in his sole and absolute discretion, make appropriate adjustment in the number of Bonus Shares assigned to such Participant, on a prorated basis for the balance of the Plan Year, effective as of such change in status; provided, however, that if such change in status involves a transfer to an Affiliate whose employees do not participate in the Plan, such Participant's participation in the Plan will be terminated effective with such transfer for the remainder of the Plan Year without otherwise affecting such person's employment status, and such Participant shall be entitled to receive a prorated Reward for the Plan Year based on the time he or she was a Participant.

          3.3 NO RIGHT TO PARTICIPATE. Except as provided in Sections 3.1 and 3.2, no Participant or other employee of the Company shall, at any time, have a right to participate in the Plan for any Plan Year, notwithstanding having previously participated in the Plan.

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          3.4 PLAN EXCLUSIVE. No employee shall simultaneously participant in this Plan and in any short-term incentive plan of an Affiliate.

                                   ARTICLE IV

                                 ADMINISTRATION

          Following the end of each Plan Year, the Committee shall determine the actual Reward payable to each Participant. The Committee is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules, regulations and procedures relating to its administration and to make all other determinations necessary or advisable for administration of the Plan. The CEO shall have such authority as is expressly provided in the Plan. In addition, as permitted by law, the Committee may delegate such of its authority granted under the Plan (except with respect to matters relating to the CEO and other Section 16 Officers) as it deems appropriate to the CEO or a committee, which committee need not be composed entirely of members of the Board Directors. The determinations of the Committee, the CEO or any committee to which authority has been delegated pursuant hereto shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Committee, the CEO and any other committee to which responsibility has been delegated may act in their sole and absolute discretion with respect to the Plan.

                                    ARTICLE V

                              REWARD DETERMINATIONS

          5.1 FUNDING OF BONUS POOL. On the: last day of each Plan Year, the Company shall contribute a sum equal to twenty percent (20%) of the Company's EBITDA occurring during such Plan Year.

          5.2 REWARD OPPORTUNITIES. The established Reward Opportunities may vary in relation to the Participant Categories and within the Participant Categories. In the event a Participant changes Participant Categories during a Plan Year, the Participant's Bonus Shares shall be adjusted to reflect the amount of time in each Participant Category during the Plan Year.

          5.3 DISCRETIONARY ADJUSTMENTS. If the Committee, in its sole and absolute discretion, determines that a change in the Company's business, operations, corporate or capital structure, the manner in which it conducts business or any other material change or event will have a consequence the Committee did not intend which affects the Company's level of contribution to the Bonus Pool, then the Committee may, reasonably contemporaneously with such change or event, make such adjustments as it shall deem appropriate and equitable in the manner of computing EBITDA for purposes of Bonus Pool contribution for the Plan Year.

          5.4 DISCRETIONARY BONUSES. Notwithstanding any other provision contained herein to the contrary, the Committee may, in its sole discretion, make such other or additional bowls payments to a Participant as it shall deem appropriate.

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                                   ARTICLE VI

                             DISTRIBUTION OF REWARDS

          6.1 FORM AND TIMING OF PAYMENT. All annual Reward amounts shall be paid in cash on the Payment Date.

          6.2 MANDATORY DEFERRAL. Notwithstanding the provisions of Section 6.1, with respect to a Participant who is a "covered employee" for purposes of
Section 162(m) of the Internal Revenue Code of 1986, as amended, payment of that portion of a Reward which would otherwise cause such Participant's compensation to exceed the limitation on the amount of compensation deductible by the Company in any taxable year pursuant to such Section 162(m), shall be deferred until such Participant is no longer a "covered employee," unless the Committee, in its discretion, determines that such deferral should not be required.

          6.3 ELECTIVE DEFERRAL. Nothing herein shall be deemed to preclude a Participant election to defer receipt of a percentage of his or her Reward beyond the time such amount would have been payable hereunder.

          6.4 TAX WITHHOLDING. The Company or employing Subsidiary through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws require with respect to such payments.

          6.5 NO INTEREST OR DIVIDEND EQUIVALENTS. No interest or dividend equivalents shall be accrued or paid under this Plan on the amount of any portion of a Reward as to which distribution is deferred.

          6.6 SMALL ACCOUNTS. Notwithstanding the provisions of Section 6.1 and
Article VII, the Committee may, on a case-by-case basis to facilitate Plan administration, authorize a lump sum cash payment of a Reward or the remaining portion of a Reward if it deems the amount thereof to be too small to justify its deferral.

                                   ARTICLE VII

                            TERMINATION OF EMPLOYMENT

          7.1 TERMINATION OF SERVICE DURING PLAN YEAR. In the event a Participant's employment is terminated during a Plan Year for any reason other than termination for Cause, provided that a Reward would have been payable under the Plan for such Plan Year, such Participant's Reward for such Plan Year shall be prorated based upon the portion of the Plan Year during which he or she was a Participant and paid in accordance with Section 6.1, except in the case of death, in which case the entire amount of prorated Reward shall be paid to the Participant's estate on the Payment Date. If Participant's employment is terminated for Cause during a Plan Year, all of such Participant's rights to a Reward for such Plan Year shall be forfeited.

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          7.2 TERMINATION OF SERVICE AFTER END OF PLAN YEAR BUT PRIOR TO FULL
PAYMENT. If a Participant's employment is terminated for any reason other than termination for Cause subsequent to the end of an applicable Plan Year but prior to the payment of a Reward in full, the amount of the Reward then unpaid shall be paid to the Participant in accordance with Section 6.1, except in the case of death, in which case the amount of the Reward then unpaid shall be paid immediately to such Participant's estate. If a Participant's employment is terminated for Cause subsequent to the end of an applicable Plan Year but prior to the payment of a Reward in full, all of such Participant's rights to the amount of the Reward then unpaid shall be forfeited.

                                  ARTICLE VIII

                    RIGHTS OF PARTICIPANTS AND BENEFICIARIES

          8.1 STATUS AS A PARTICIPANT OR BENEFICIARY. Neither status as a Participant or Beneficiary shall be construed as a commitment that any Reward will be paid or payable under the Plan.

          8.2 EMPLOYMENT. Nothing contained in the Plan or in any document related to the Plan or to any Reward shall confer upon any Participant any right to continue as an employee or in the employ of the Company or a Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or a Subsidiary to reduce such person's compensation, to change the position held by such person or to terminate the employment of such person; with or without Cause.

          8.3. NONTRANSFERABILITY. No benefit payable under, or interest in, this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or Beneficiary. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan. The foregoing notwithstanding, nothing in this Section 8.3 shall prevent transfer by Will or by applicable laws of descent and distribution

          8.4 NATURE OF PLAN. No participant, Beneficiary or other person shall have any right, title or interest in my fund or in the specific asset of the Company or any Subsidiary by reason of any Reward hereunder. There shall be no funding of any benefits that may become payable hereunder. Nothing contained in the Plan (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or a Subsidiary and any Participant, Beneficiary or other person. To the extent that Participant, Beneficiary or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary. All amounts payable under the Plan shall be paid from the general assets of the Company or a Subsidiary, as applicable, and no special or separate fund or deposit shall be established and no

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segregation of assets shall be made to assure payment of such amounts. Nothing in the Plan shall be deemed to give any employee any right to participate in the Plan except in accordance herewith.

                                   ARTICLE IX

                                CORPORATE CHANGE

          In the event of a Corporate Change, a Participant's Reward Opportunity for the Plan Year in which the Corporate Change occurred shall be entitled to an immediate cash payment equal to the maximum amount of Reward he or she would have been entitled to receive for the Plan Year, prorated to the date of the Corporate Change.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

          Notwithstanding anything herein to the contrary the Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable.

                                   ARTICLE XI

                                  MISCELLANEOUS

          11.1 GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of California, except to the extent preempted by federal law.

          11.2 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

          11.3 SUCCESSOR. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

          11.4 EFFECTIVE DATE. The Plan shall become effective as of January 1, 2005, for Plan Years beginning an and after January 1, 2005, and shall remain in effect until such time as it may be terminated pursuant to Article X.

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